POWER OF ATTORNEY

	The undersigned hereby makes, constitutes, and appoints Daniel Lowery, Pat
Roberts, and Erin Wrigley, signing singly and with full powers of substitution, my agents and attorneys-in-fact, for the limited purpose of signing on my behalf, and causing to be filed with the Securities and Exchange Commission,
Form ID and Initial Statement of Beneficial Ownership of Securities, Statement
of Changes in Beneficial Ownership, and Annual Statement of Changes in
Beneficial Ownership, on Forms 3, 4 and 5, respectively, and any appropriate amendment or amendments thereto.
	This power of attorney shall remain in effect until my obligation to file the aforementioned reports as an officer of Georgia Power Company ceases, unless earlier revoked by me by written document delivered to the Secretary of Georgia
Power Company.


Signed this 11th day of March, 2009.





Ronnie R. Labrato